EXHIBIT 1

SCHEDULE 13D JOINT FILING AGREEMENT

In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13D to which this joint filing agreement is attached, and have duly executed this joint filing agreement as of the date set forth below.

Date: March 8, 2012

GTCR GOLDER RAUNER II, L.L.C.

By:	/s/ Brian C. Van Klompenberg, P.C.
Name:	Brian C. Van Klompenberg, P.C.
Its:	Attorney-in-Fact

GTCR PARTNERS IX, L.P.

By:	GTCR Golder Rauner II, L.L.C.
Its:	General Partner

By:	/s/ Brian C. Van Klompenberg, P.C.
Name:	Brian C. Van Klompenberg, P.C.
Its:	Attorney-in-Fact

GTCR FUND IX/A, L.P.

By:	GTCR Partners IX, L.P.
Its:	General Partner

By:	GTCR Golder Rauner II, L.L.C.
Its:	General Partner

By:	/s/ Brian C. Van Klompenberg, P.C.
Name:	Brian C. Van Klompenberg, P.C.
Its:	Attorney-in-Fact

PARTNERS HEALTHCARE SOLUTIONS HOLDINGS GP, LLC

By:	GTCR Fund IX/A, L.P.
Its:	Managing Member

By:	GTCR Partners IX, L.P.
Its:	General Partner

By:	GTCR Golder Rauner II, L.L.C.
Its:	General Partner

By:	/s/ Brian C. Van Klompenberg, P.C.
Name:	Brian C. Van Klompenberg, P.C.
Its:	Attorney-in-Fact

PARTNERS HEALTHCARE SOLUTIONS HOLDINGS, L.P.

By:	Partners Healthcare Solutions Holdings GP, LLC
Its:	General Partner

By:	GTCR Fund IX/A, L.P.
Its:	Managing Member

By:	GTCR Partners IX, L.P.
Its:	General Partner

By:	GTCR Golder Rauner II, L.L.C.
Its:	General Partner

By:	/s/ Brian C. Van Klompenberg, P.C.
Name:	Brian C. Van Klompenberg, P.C.
Its:	Attorney-in-Fact

SCHEDULE A

Decisions of the investment committee of GTCR with respect to the voting and disposition of the shares of the Common Stock are made by a vote of a majority of its members, and, as a result, no single member of the investment committee has voting or dispositive authority over such shares. Messrs. Philip A. Canfield, David A. Donnini, Collin E. Roche, Craig A. Bondy, Constantine S. Mihas, David S. Katz, Mark M. Anderson, Aaron D. Cohen and Sean L. Cunningham are each principals of GTCR LLC, which provides management services to GTCR, and each disclaims beneficial ownership of the shares held by GTCR, except to the extent of his pecuniary interest in such shares.

The principal occupation of each of the individuals listed on this Schedule A is serving as a principal of GTCR LLC. The business address of each such individual is GTCR LLC, 300 N. LaSalle Street, Suite 5600, Chicago, Illinois 60654.

The filing of this Statement shall not be construed as an admission that any of such individuals is, for the purpose of Section 13(d) or 13(g) of the Act, the beneficial owner of any securities covered by this Statement.